UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2007

Centerline Holding Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 317-5700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

On December 28, 2007, Centerline Holding Company, the parent of Centerline Capital Group Inc. (the “Company”), issued a press release announcing the completion of a securitization on December 27, 2007 of the Company’s $2.8 billion tax-exempt affordable housing bond portfolio with Freddie Mac.  The Company also announced a $131 million equity investment commitment from an affiliate of Related Companies, the Company’s largest shareholder, through newly-issued convertible preferred stock.  The press release contains details of, among other matters, the foregoing transactions.  The Company will conduct a conference call on December 28, 2007 to review the details of the transaction and other issues covered in the press release.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and a copy of the investor presentation to be presented at the conference call is furnished as Exhibit 99.2 to this Form 8-K.

The information in Item 7.01 of this Form 8-K, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.  The information in Item 7.01 of this Form 8-K, including the exhibits, shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release dated December 28, 2007

99.2 Investor Presentation dated December 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERLINE HOLDING COMPANY

Date: December 28, 2007	By:	/s/ Robert L. Levy
Robert L. Levy
Chief Financial Officer